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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

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                                       FORM 8-K


                                   CURRENT REPORT

                           PURSUANT TO SECTION 13 OR 15(d)
                        OF THE SECURITIES EXCHANGE ACT OF 1934


           Date of Report (Date of earliest event reported): June 10, 1997


                               DUPONT PHOTOMASKS, INC.
                (Exact name of registrant as specified in its charter)


                                       DELAWARE
                    (State or Other Jurisdiction of Incorporation)


              0-20839                                 74-2238819
    (Commission File Number)           (I.R.S. Employer Identification No.)

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                                   100 TEXAS AVENUE
                               ROUND ROCK, TEXAS 78664
             (Address of principal executive offices, including zip code)


                                     512-310-6559
                (Registrant's telephone number, including area code)

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5. Other Events.

On June 10, 1997, DuPont Photomasks Inc. (the "Company") announced plans to build a new photomask facility to be located in the Portland, Oregon area of the United States. A site search will begin immediately. The facility will be the Company's fourth photomask production site in the United States and will be the ninth photomask production site in the Company's international network.

The new production facility will be used to support the Company's customer base with photomasks to fabricate semiconductor devices with .35 micron and below design rules. Over 15 wafer fabrication facilities are, or will be, situated within close proximity to Portland, and the new plant will be structured to support the diverse needs of the area's semiconductor manufacturers.

The facility will produce photomasks utilizing the advanced phase shift and optical proximity correction technologies that are required to fabricate semiconductor devices with deep sub-micron feature sizes. Production lines at the plant will be capable of producing photomasks for use in the i-line wafer steppers that are currently widely deployed as well as excimer-laser steppers that operate with deep-ultraviolet (DUV) lithography technology.

The Company plans to invest approximately $75 million in the site over the next four years. The facility will occupy 55,000 square feet and will employ up to 250 people at full operation. The plant is targeted to begin operations near the end of 1998.

DuPont Photomask Inc. is the world's leading supplier of photomasks, operating globally from nine strategically located facilities in North America, Europe, and Asia. The company produces and supplies photomasks as well as photoblanks (photomask substrates) and pellicles (protective covers for photomasks).

The discussion in this document contains analysis or trends and other forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve management assumptions and are subject to risks and uncertainties, including the risk factors set forth below which are fully described in the Company's Annual Report on Form 10-K in "Business - Risk Factors" pages 10 to 13: (i) capital intensive industry,
(ii) rapid technological change, (iii) relationship with and dependence on semiconductor industry, (iv) concentration of customers, (v) concentration of and dependence on suppliers, (vi) competition; reversal of consolidation trend, (vii) significant international operations, (viii) dependence on management and technical personnel, (ix) control by and relationship with DuPont, (x) no independent operating history prior to the IPO,
(xi) intellectual property, (xii) fluctuations in quarterly and annual earnings and (xiii) changes in governmental laws and regulations.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  DuPont Photomasks, Inc.

                                  By:     /s/John M. Lynn
                                     -------------------------
                                       John M. Lynn,
                                       Executive Vice President,
                                       General Counsel and Secretary

DATE: June 16, 1997